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                                                                    EXHIBIT 23
[QUARLES & BRADY LETTERHEAD]


                                   February 26, 1996




Heartland Group, Inc.
790 North Milwaukee Street
Milwaukee WI  53202

Ladies and Gentlemen:

     In connection with the filing of a Rule 24f-2 Notice for Heartland Group, Inc., a Maryland corporation (the "Fund") and an open-end management investment company under the Investment Company Act of 1940 ("1940 Act"), the purpose of which is to make definite the number of shares of common stock, $0.001 par value ("Common Stock"), registered under the Securities Act of 1933 ("1933 Act") for the year ended December 31, 1995, you have requested that we furnish you with the following opinion, which we understand will be filed with the Securities and Exchange Commission.

     We understand that the Common Stock has been, and continues to be, offered to the public in the manner and on the terms identified and referred to in the Registration Statement (Registration No. 33-11371) and all amendments thereto filed with the Securities and Exchange Commission (the "Registration Statement"). For purposes of rendering this opinion, we have examined originals or electrostatic copies of such documents as we considered necessary, including those listed below. In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     The documents we have examined are:

          1.  The Registration Statement and all amendments thereto;

          2. The Articles of Incorporation dated December 17, 1986, filed with and approved by the Maryland State Department of Assessments and Taxation on December 19, 1986, as amended on January 18, 1987, and as supplemented by Articles Supplementary filed on April 6, 1987, February 18, 1992, July 27, 1993, April 26, 1994 and February 9, 1995; and
     Articles of Merger of Heartland Value Fund, Inc. with and into Heartland Group, Inc. filed on December 4, 1987.


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Heartland Group, Inc.
February 26, 1996
Page 2


     Based upon and subject to the foregoing, after having given due regard to such issues of law as we deemed relevant, and assuming that:

          1.  Each Prospectus which is a part of the Registration
     Statement and your Prospectus delivery procedures with respect thereto fulfilled all the requirements of the 1933 Act and the 1940 Act throughout all periods relevant to this opinion;

          2. All offers and sales of the Fund's Common Stock were made in a manner complying with the terms of the Registration Statement; and

          3. All offers or sales of the Fund's Common Stock were made in compliance with the state securities laws of the states having jurisdiction thereof;

we are of the opinion that the shares of the Fund's Common Stock, the registration of which the Rule 24f-2 Notice makes definite in number, were, when issued, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as a part of the Rule 24f-2 Notice.

                                   Very truly yours,



                               /s/ QUARLES & BRADY
                                   QUARLES & BRADY

291:ba
440213.20107